EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Sky Petroleum Inc.'s (the “Company”) Registration Statement on Form S-8 (No. 333-140898) of our report dated May 15, 2007 (except Note 9, as to which the date is April 15, 2008) with respect to the restated consolidated financial statements of the Company for the year ended December 31, 2006, included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2007.

/s/ BDO PATEL AND AL SALEH OF DUBAI

Dubai, United Arab Emirates
April 15, 2008